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                                                                   EXHIBIT 99.1

         BAYARD DRILLING TECHNOLOGIES COMPLETES CHANGE OF CONTROL OFFER

Houston, Texas, June 9, 1999, Bayard Drilling Technologies, Inc., a subsidiary of Nabors Industries, Inc. (AMEX: NBR), today announced that its Change of Control Offer to purchase for cash at 101% of principal amount, plus accrued interest, of all the outstanding 11% Senior Notes due 2005 of Bayard expired at 5:00 p.m., Eastern Daylight Time, on Monday, June 7, 1999. None of the $100,000,000 of notes outstanding were tendered in the offer.

The Nabors companies actively market over 470 land drilling rigs worldwide. Offshore, Nabors operates 25 platform rigs, six jack-ups and two barge drilling rigs. Nabors participates in most of the significant oil, gas, and geothermal drilling markets in the world. Nabors also manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield engineering, civil construction, logistics and facility maintenance, and project management services.

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Nabors' stock is listed on the American Stock Exchange (NBR). For further information, please contact Dennis A. Smith at Nabors at (281) 874-0035. To request Investor Materials, call (281) 775-8000 - extension 6363.